NEXCEN BRANDS ACQUIRES
MAGGIEMOO’S™ & MARBLE SLAB™
HAND-MIXED PREMIUM ICE CREAM FRANCHISE CONCEPTS

First quick service restaurant acquisition completed

New York, N.Y. March 1, 2007 -- NexCen Brands, Inc. (“NexCen” or the “Company”) (NASDAQ: NEXC) is pleased to announce it has closed the acquisitions of MaggieMoo’s International, LLC (“MaggieMoo’s”) and Marble Slab Creamery, Inc. (“Marble Slab”), two well known and established brands within the hand-mixed premium ice cream category, for a total combined initial purchase price of $37.1 million, plus a potential earn-out of up to $2 million on the MaggieMoo’s acquisition. These two transactions mark the first acquisitions for NexCen in the quick service restaurant (QSR) sector, and establish the QSR operating platform for NexCen’s third operating vertical, in addition to its consumer branded products and retail franchise based businesses.

NexCen’s President and Chief Executive Officer, Robert W. D’Loren, offered the following statement; “We are very excited by the prospects of growing these brands through our existing global franchise network in over 40 countries”.

About the Companies

NexCen Brands, Inc. is the premier 21st century brand acquisition and management company focused on assembling a diversified portfolio of intellectual property (IP) centric companies operating in the consumer branded products and franchise industries. NexCen owns and franchises The Athlete’s Foot brand worldwide, and owns Bill Blass, a designer apparel brand.

Since 1983, Marble Slab Creamery® has set its standards of quality unusually high.  Every batch of the super premium ice cream is homemade and hand-rolled in freshly baked waffle cones in each store.  There are currently 336 stores located in 35 states, Puerto Rico, Canada and the United Arab Emirates.

Based in Columbia, Maryland., MaggieMoo's currently operates 184 stores located in 36 states domestically. Each location features a menu of freshly made super-premium ice creams, mix-ins, smoothies, the country's first ice cream cupcakes and custom ice cream cakes. MaggieMoo's chocolate, dark chocolate, vanilla, vanilla bean and strawberry ice cream flavors all have been awarded The National Ice Cream Retailers Association's prestigious Blue Ribbon Award, for taste, texture and overall appearance for eight years running. MaggieMoo's is the only national retail concept to win all five awards.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include those regarding expectations for the development of the new IP strategy business, expectations for the performance of Maggie Moo’s and Marble Slab. When used herein, the words "anticipate," "believe," "estimate," "intend," "may," "will," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of future performance or results. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements, including the estimates and expectations regarding future revenues and operating margins contained in this press release. Factors that could cause or contribute to such differences include: (1) we may not be successful in implementing the new IP strategy, (2) we may not be successful in operating or expanding either MaggieMoo’s or Marble Slab or integrating the acquisitions into our IP business strategy, (3) risks associated with marketing and franchising our acquired trademarks and with successfully integrating and growing both franchised brands, (4) risks associated with the ability of franchisees to successfully market and sell ice cream under the MaggieMoo’s or Marble Slab trademarks, and (5) other factors discussed in our filings with the Securities and Exchange Commission. NexCen undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on these transactions, or about NexCen please visit our website at www.nexcenbrands.com or contact:

Media Relations:

Marjorie Klein
MKlein Communications
(203) 938-2553
mklein6@optonline.net

Investor Relations:

David B. Meister
NexCen Brands, Inc.
(212) 277 - 1119
investor_relations@nexcenbrands.com